Exhibit 10.54

STOCK OPTION CANCELLATION AGREEMENT

         This Stock Option Cancellation Agreement is entered into as of August 30, 2002, by and between CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the “Company”), and WILLIAM E. FISHER (“Grantee”).

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         The Company and Grantee hereby agree as follows:

         1.       In consideration of and in exchange for the award to Grantee of 70,000 shares of the Common Stock of the Company as a Restricted Stock Award pursuant to the 1996 Stock Incentive Plan of the Company, the terms and conditions of such Restricted Stock Award being set forth in a Restricted Stock Award Agreement dated as of August 30, 2002, between Grantee and the Company entered into concurrently with this agreement (the “Award Agreement”), Grantee hereby surrenders to the Company for cancellation all of the following Stock Options previously granted to Grantee under the 1996 Stock Incentive Plan of the Company (collectively, the Options”):

(a)	Stock Option covering 100,000 shares of Common Stock granted on September 19, 2001;

(b)	Stock Option covering 50,000 shares of Common Stock granted on December 14, 2001;

(c)	Stock Option covering 50,000 shares of Common Stock granted on January 17, 2002; and

(d)	Stock Option covering 60,000 shares of Common Stock granted on April 11, 2002.

         2.       The Options hereby are cancelled, effective as of August 30, 2002, and shall have no further force or effect; and Grantee shall have no further rights of any kind under any of the Stock Option Agreements with the Company which evidenced the grant of the Options.

         3.       This agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, personal representatives, successors, and assigns.

         4.       The Company agrees to recommend to the Compensation Committee of the Board of Directors of the Company that, not sooner than March 1, 2003, such Committee grant new stock options to Grantee under the 1996 Stock Incentive Plan of the Company. However, Grantee understands and acknowledges that such future grant, if any, and its terms and the number of shares of Common Stock of the Company covered by any such future grant are subject to all of the relevant terms and provisions of the 1996 Stock Incentive Plan of the Company and to the discretion of such Committee.

         5.       Grantee agrees to and hereby does fully and forever release, discharge, and waive any and all claims, complaints, causes of action, or demands of whatever kind which Grantee now has or at any time hereafter may have against the Company or against any of the Company’s subsidiaries, affiliates, predecessors, and successors or against any of their respective past and present directors, officers, and employees by reason of any event, matter, cause, or thing which occurred on or prior to the date of this agreement arising out of, involving, or related to the grant, ownership, or cancellation of the Options. Notwithstanding the foregoing provisions of this Paragraph 5, Grantee does not waive any rights which Grantee may have to require the issuance and delivery of shares of the Common Stock of the Company pursuant to the Award Agreement.

         6.       This agreement and the Award Agreement constitute the entire agreement of the Company and Grantee with respect to the subject matter of this agreement, and there are no other or further promises, understandings, or agreements between the Company and Grantee with respect to the Common Stock of the Company or any existing or future options to acquire shares of such Common Stock.

         7.       This agreement shall be governed by and construed in accordance with the laws of Delaware.

         IN WITNESS WHEREOF, the Company and Grantee have executed this Stock Option Cancellation Agreement as of the date first above written.

COMPANY: CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation
By:	/s/ NEAL C. HANSEN

Chairman of the Board and Chief Executive Officer

GRANTEE:
/s/ WILLIAM E. FISHER

William E. Fisher

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